MODIFICATION OF CONTRACT

This modification of contract, entered into this the 12th day of December, 2000, by and between Desert Health Products, Inc., an Arizona corporation, with its principal headquarters located at 8221 East Evans Road Scottsdale, Arizona 85260 (hereinafter referred to as DHPI) and Snore Formula, Inc., an Arizona corporation, having its principal headquarters located at 4015 North 40th Place, Phoenix, Arizona 85018 (hereinafter referred to as Snore Formula) collectively known as Parties.

      For and in consideration of the mutual promises and benefits to be derived by the parties, they do hereby agree to the following:

1. The Parties entered into a Product Marketing and Distribution Agreement dated May 11, 2000, a copy of which is attached to this Modification of Contract and incorporated.

2. Paragraph 1 under the agreement section shall include the names of the following customers that will be excluded from DHPI's exclusivity:

          a)   Dr. Harold Katz
          b)   Hong Kong Trustful Pharmaceutical Company Limited, Hong Kong
          c)   Upafarma, Turkey
          d)   The Natural Health Company, United Kingdom
          e)   Capital Cliff Limited (Millennium Supplements), United Kingdom

3. Paragraph 6 entitled Requirement shall be amended as follows, all requirement to purchase shall be deleted and/or forgiven and the price per bottle shall be changed to read as follows "after true cost of goods, all profits shall be divided equally between Snore Formula and DHPI.

4. Paragraph 5 entitled Term shall be in effect for one (1) year but the dates shall be changed to read January 1, 2001 to December 31, 2001.

5.    All  other  terms and conditions of the original Product Marketing  and
  Distribution  Agreement  shall  remain in  full  force  and  effect.   This
  Modification of Contract binds all parties and successors.

The parties have signed this agreement on the date first above written.

DESERT HEALTH PRODUCTS, INC.            SNORE FORMULA, INC.



By:__/s/ Johnny Shannon______           By:_/s/ Ron General______
     Johnny Shannon                     Ron General
     President                          President

WITNESS:

/s/ Thor Lindvagg
Thor Lindvagg